Exhibit No. 1
Form 8-K
Atomic Giant.com, Inc.
File Number: 0-26027

October 6, 1999

                          CONFIDENTIAL

                        LETTER OF INTENT


To:  Steve Lloyd
Datigent
Pleasant Grove, Utah

With full corporate authority and under penalty of perjury, we hereby make this letter of intent to purchase with the following terms and conditions:

All of the rights, codes, and any appurtenances to the following products and domain names in whatever stage of development owned by Steve Lloyd:

WebTest, Forman, Userpro, Visual Telnet, File Manager, Ping Pong,
Sentinel,   E-Read,  Datigent.com,  Datigent.org,   Datigent.net,
Inshift.com, Inshift.org, and Inshift.net.

In exchange for the full and complete rights to the above products and domain names, Atomic Giant.com, Inc. will issue Steve Lloyd 100,000 shares of common stock. It is anticipated that this transaction be done as soon as possible and no later than January 2nd, 2000. It is also anticipated that Atomic Giant.com, Inc. will change its name to Datigent, Inshift or some other name. Steve Lloyd will become Chief Operating Officer of the company on November 1st, 1999. It is understood that the products developed by Mr. Lloyd are owned by him individually and are not in any company ownership.

Signed,


Miles Pitcher                      Steve Lloyd
President                          Datigent
Atomic Giant.com, Inc.


Josh Miller
Vice President
Atomic Giant.com, Inc.